UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 24, 2013

SPUTNIK ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52366	52-2348956
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

7512 Dr. Phillips Blvd. Suite 50-355
Orlando, Florida 32819
 (Address of principal executive offices)

855-873-7536
 (Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Changes in Control of Registrant.

Pursuant to the terms of an Agreement between Anthony Gebbia and R. Thomas Kidd and Joan L. Kidd, (Kidds), the Kidds accepted the transfer of 180,000 shares of common stock of the Issuer owned by Mr. Gebbia as payment in full of a financial obligation owing to the Kidds by Mr. Gebbia. As a result of the transfer of the shares to the Kidds for the payment in full of the financial obligation owing to the Kidds by Mr. Gebbia, the Kidds acquired an aggregate of 180,000 shares of common stock, or approximately 60.96 percent of the issued and outstanding common stock of Sputnik Enterprises, Inc., which resulted in a change of control of the Issuer. Mr. Gebbia remains as the Chief Executive Officer and Sole Director of the Issuer.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the date indicated.

Sputnik Enterprises, Inc.

Date: February 28, 2013	By:	/s/ Tony Gebbia
Tony Gebbia
Chief Executive Officer and Director

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